United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 13, 2021

Date of Report (Date of earliest event reported)

8i ACQUISITION 2 CORP.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	333-256455	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o 6 Eu Tong Sen Street #08-13 Singapore 059817 Tel: +65-6788 0388 Fax: +65 6788 0068	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 9258 9728

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, one Redeemable Warrant to acquire one-half (1/2) of one Ordinary Share, and one Right to acquire one-tenth of an Ordinary Share	LAXXU	The Nasdaq Stock Market LLC

Ordinary Shares included as part of the Units	LAX	The Nasdaq Stock Market LLC

Redeemable Warrants included as part of the Units	LAXXW	The Nasdaq Stock Market LLC

Rights included as part of the Units	LAXXR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 13, 2021, 8i Acquisition 2 Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares, warrants and rights included in its units, commencing on or about December 14, 2021.

The ordinary shares, warrants and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols LAX, LAXXW and LAXXR, respectively. Units not separated will continue to trade on Nasdaq under the symbol LAXXU. On December 13, 2021, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8i Acqusition 2 Corp.

Date: December 14, 2021	By:	/s/ Meng Dong (James) Tan
	Name:	Meng Dong (James) Tan
	Title:	Chief Executive Officer